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                                                                   Exhibit 23.5

                 CONSENT OF MIASSERIAN, ZUROFF AND KORNBLIET,
                            INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of IONA Technologies PLC for the registration of the number of ordinary shares contemplated thereby and to the incorporation by reference therein of our report dated January 12, 2001, with respect to the financial statements of Object-Oriented Concepts, Inc. for the year ended December 31, 2000 included in the Report on Form 6-K of IONA Technologies PLC filed with the Securities and Exchange Commission on August 7, 2001.

                                          /s/ MIASSERIAN, ZUROFF AND KORNBLIET


January 22, 2002